Exhibit 99.1
PERRIGO BOARD UNANIMOUSLY REJECTS UNSOLICITED PROPOSAL FROM MYLAN
This is an announcement falling under Rule 2.4 of Irish Takeover Panel Act, 1997, Takeover Rules, 2013 (the "Irish Takeover Rules").
Proposal Substantially Undervalues Perrigo and is Not in the Best Interests of Shareholders
Perrigo has Proven Track Record of Value Creation, Generating Returns of over 970% since Fiscal 2007
Perrigo’s Organic Net Sales Three-Year CAGR Goal for 2014 - 2017 is 5-10%
DUBLIN - April 21, 2015 - Perrigo Company plc ("Perrigo") (NYSE: PRGO; TASE) today announced that its Board of Directors has unanimously rejected the unsolicited Proposal (the “Proposal”) from Mylan NV ("Mylan") (NASDAQ: MYL), disclosed April 8, 2015, to acquire all of the outstanding shares of Perrigo for $205.00 per share. Following a thorough review, advised by its financial and legal advisors, the Board unanimously concluded that the Proposal substantially undervalues the Company and its future growth prospects and is not in the best interests of Perrigo’s shareholders.
Key factors informing the Board’s determination include:

•
The Proposal substantially undervalues Perrigo’s differentiated global business, including the Company’s leading market position in key franchises, global distribution platform, and proven expertise in product development and supply chain management;

•
The Proposal would deny Perrigo shareholders the full benefits of Perrigo’s durable competitive position and compelling growth strategy, which is reflected in the Company’s three-year organic net sales compound annual growth rate (CAGR) goal for calendar 2014 to 2017 of 5-10%;

•
The Proposal does not take into account the full benefits of the Omega Pharma acquisition, which closed on March 30, 2015, including additional value to be derived from synergies and increased global presence; and

•
The Proposal does not take into account Perrigo’s innovative new product pipeline, which is expected to generate nearly $1 billion in net sales over the next three years, excluding sizable upside from potential new indications for Tysabri®.

Joseph C. Papa, Chairman, President and CEO, said, “The Board believes the Proposal substantially undervalues Perrigo and its growth prospects and that continued execution by the management team against our global growth strategy will deliver superior shareholder value. Perrigo has a long history of driving above market shareholder value through consistent growth with a focus on profitability and operational excellence, which is reflected in our organic net sales CAGR goal of 5-10% for the next three years. With the acquisition of Omega Pharma, we are a top five global OTC company with a diversified portfolio, a leading market position in key franchises and a strong and established global distribution platform. We will continue to capitalize on our durable competitive position by expanding our international platform organically and through future synergistic deals. These actions will advance our leadership in the global OTC marketplace.”
Mr. Papa continued, “Perrigo’s Board believes that the Company has a strong independent future and is well positioned to continue to drive superior growth and shareholder value and provide high ‘Quality Affordable Healthcare Products®’ to customers and consumers globally. The Board’s confidence is built upon the Company’s durable competitive position, compelling growth strategy, and strong and consistent track record of delivering results for shareholders under its experienced management team. Since fiscal 2007, we have delivered compound annual sales growth of 16%, increased adjusted operating margin by over 1,600 basis points and generated total shareholder returns of over 970%.”
Perrigo has today separately announced results for the third quarter of fiscal 2015 ending March 28, 2015 and has provided guidance for calendar year 2015 in connection with its upcoming move to a calendar fiscal year. In the quarter, Perrigo generated record revenue, adjusted net income and operating cash flow. In addition, Perrigo’s three-year organic net sales CAGR goal from 2014 to 2017 is 5-10%.

Shareholders are strongly advised to take no action in relation to the Proposal. There can be no certainty that any firm offer will be made, nor any certainty as to the terms on which any firm offer might be made by Mylan.
Morgan Stanley & Co. LLC acting through its affiliate, Morgan Stanley & Co. International plc is acting as financial advisor and Wachtell, Lipton, Rosen & Katz and A&L Goodbody are acting as legal advisors to Perrigo.
Conference Call:
Perrigo will host a conference call and live webcast on Tuesday, April 21, 2015 at 5:00 p.m. (ET) to discuss the Proposal. Interested parties can access the webcast in the investor relations section of the Perrigo website at http://perrigo.investorroom.com/events-webcasts or by phone at 877-248-9413, International 973-582-2737, and reference ID#31717586. A taped replay of the call will be available beginning at approximately 8:30 p.m. (ET) on April 21, 2015 until midnight on May 7, 2015. To listen to the replay, dial 855-859-2056, International 404-537-3406, and use access code 31717586.
Sources of Information and Bases of Calculation

The Perrigo historical sales growth and operating margin figures are derived from Perrigo’s audited financial statements.

The relevant bases of calculation and sources of information are set out below and provided in the order in which the information appears in the announcement. Where such information is repeated in the announcement the underlying sources and bases are not repeated.

The Perrigo forecasts and goals included in this announcement are derived from Perrigo’s long-range plans (LRP) and documents produced to support the long-range planning process.

The forecast for product category and new product sales forecasts and goals in this announcement are consistent with the LRP for the periods presented, which is at constant exchange rates, and reflects net sales for each category in the LRP as launching in the periods presented. The forecasted new product launch sales included in the LRP are risk-adjusted to reflect Perrigo’s assessment of the individual probability of launch of products in development and, when applicable, timing of regulatory approval. Perrigo estimates market share penetration and pricing relative to the national brand based on historical or similar product category experience.

Information relative to interest expense and shares outstanding are based on the current capital structure at the time the forecast is made.

The total shareholder return figures included in this announcement are sourced from third party publicly available information.

Irish Takeover Rules
The directors of Perrigo accept responsibility for the information contained in this announcement. To the best of the knowledge and belief of the directors of Perrigo or Mylan (who have taken all reasonable care to ensure such is the case), the information contained in this announcement is in accordance with the facts and does not omit anything likely to affect the import of such information.
A person interested in 1% or more of any class of relevant securities of Perrigo may have disclosure obligations under Rule 8.3 of the Irish Takeover Rules.
A disclosure table, giving details of the companies in whose "relevant securities" "dealings" should be disclosed can be found on the Irish Takeover Panel's website at www.irishtakeoverpanel.ie. "Interests in securities" arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an "interest" by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities. Terms in quotation marks are defined in the Irish Takeover Rules, which can be found on the Irish Takeover Panel's website.

If you are in any doubt as to whether you are required to disclose a "dealing" under Rule 8, please consult the Irish Takeover Panel's website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel on telephone number +353 1 678 9020; fax number +353 1 678 9289.
[The adjusted EPS guidance for calendar year 2015 provided by Perrigo in its third quarter results announcement constitutes a profit forecast for the purposes of the Irish Takeover Rules. This profit forecast will be reported on by Perrigo's reporting accountants and financial advisors in accordance with Rule 28.3 of the Irish Takeover Rules at the relevant time. Other than the reference to the aforementioned guidance provided by Perrigo for calendar year 2015, nothing in this announcement is intended to be a profit forecast or asset valuation and no statement in this announcement, other than aforementioned profit forecast, should be interpreted to mean that the earnings per Perrigo share for the current or future financial periods will necessarily be greater than those for the relevant preceding financial period.]

Non-GAAP Statements
This press release includes certain historical non-GAAP financial measures. The reconciliation of those measures to the most comparable GAAP measures is included at the end of this press release.

Non-GAAP guidance for calendar 2015 excludes amortization of intangibles, restructuring and unusual litigation charges, along with transaction and financing costs related to the Omega acquisition. At this time, a reconciliation to GAAP earnings per share guidance for calendar 2015 is not available without unreasonable effort. The Company expects that the unavailable reconciling items, which primarily include the amortization of intangibles and non-cash charges related to Omega, along with other expenses not related to our core operations, which may be related to the integration of Omega, the Company’s change in fiscal year and a recent indication of interest for the acquisition of the Company, could significantly impact its financial results.
Important Information
Morgan Stanley & Co. LLC acting through its affiliate, Morgan Stanley & Co. International plc, is financial advisor to Perrigo and no one else in connection with the matters referred to in this announcement. In connection with such matters, Morgan Stanley & Co. LLC, Morgan Stanley & Co. International plc, each of their affiliates and each of their and their affiliates’ respective directors, officers, employees and agents will not regard any other person as their client, nor will they be responsible to any other person other than Perrigo for providing the protections afforded to their clients or for providing advice in connection with the contents of this announcement or any other matter referred to herein.
Forward-Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including future actions that may be taken by Mylan in furtherance of its unsolicited proposal. These and other important factors, including those discussed under “Risk Factors” in the Perrigo Company’s Form 10-K for the year ended June 28, 2014, as well as the Company’s subsequent filings with the Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Perrigo

Perrigo Company plc, a top five global over-the-counter (OTC) consumer goods and pharmaceutical company, offers consumers and customers high quality products at affordable prices. From its beginnings in 1887 as a packager of generic home remedies, Perrigo, headquartered in Ireland, has grown to become the world's largest manufacturer of OTC products and supplier of infant formulas for the store brand market. The Company is also a leading provider of generic extended topical prescription products and receives royalties from Multiple Sclerosis drug Tysabri®. Perrigo provides "Quality Affordable Healthcare Products®" across a wide variety of product categories and geographies primarily in North America, Europe, and Australia, as well as other key markets including Israel and China.
A copy of this announcement will be available on Perrigo's website at www.perrigo.com.
A copy of this announcement will be available on Perrigo’s website at www.perrigo.com.
For further information:
Arthur J. Shannon, Vice President, Investor Relations and Global Communications, (269) 686-1709, ajshannon@perrigo.com
Bradley Joseph, Director, Investor Relations and Global Communications, (269) 686-3373, bradley.joseph@perrigo.com

Appendix

Table I
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

Consolidated (1) (2)		FY 2007	FY 2014
	Reported net sales	$1,367.7	$4,060.8

	Reported operating income	$93.9	$567.0
	Acquisition-related amortization (3)	13.9	281.0
	Acquisition costs	—	109.3
	Restructuring charges	0.9	47.0
	Loss contingency accrual		15.0
	Write-offs of in-process R&D	8.3	6.0
	Litigation settlements		5.3
	Contingent consideration adjustment	—	1.1
	Escrow settlement	—	(2.5)
	Inventory step-ups	4.6	—
	Impairment of intangible asset	—	—
	Impairment of fixed assets	—	—
	Loss on asset exchange	—	—
	Proceeds from sale of pipeline development projects	—	—
	Impairment of note receivable	2.0	—
	Adjusted operating income	$123.6	$1,029.2
	Adjusted operating income %	9.0%	25.3%

(1)	FY 2007 retrospectively adjusted for the voluntary change in accounting principle to eliminate the one-month reporting lag for the Company's foreign subsidiaries in FY 2011.
(2)	All information based on continuing operations.
(3)	Amortization of acquired intangible assets related to business combinations and asset acquisitions.

	FY 07 - FY 14 Adjusted operating margin growth:	FY 07	FY 14	Change
	Adjusted operating margin	9.0%	25.3%	1,630	bps